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                                                                   EXHIBIT 10.26

                                                                Nowakowski Grant



                                    Amendment
                                       to
                  Super-Performance Stock Option Plan Agreement


AMENDMENT, agreed to as of this 24th day of July, 2001 between AMN Healthcare Services, Inc., a Delaware corporation (the "Company"), and the person whose name appears on the signature page hereto (the "Optionee").

WHEREAS, the Company has previously entered in a nonqualified stock option agreement under the Company's Performance Stock Option Plan, dated November 20, 2000 (the "Agreement");

WHEREAS, the Company desires to amend the Agreement to change the accounting treatment of the options granted under the Agreement;

WHEREAS, the Optionee desires to amend the Agreement to secure the benefits of the Amendment;

NOW, THEREFORE, the Company and the Optionee agree as follows:

               The following amendments to the Agreement shall be effective as of the close of the sale of no less than $100 million of the Company's Common Stock in an underwritten public offering of such Common Stock that is consummated on or before December 31, 2001 (the "IPO").


1. Section 2 of the Agreement is amended to read in its entirety as follows:

               "Section 2.   Vesting and Exercisability


               (a) Vesting. Following the 2000 Fiscal Year of the Company, there shall be no performance targets for the vesting of the option and, subject to the provisions of Section 10, the remaining unvested and unexercisable portion of the option shall become fully vested solely upon consummation of the IPO. Notwithstanding the vesting of the option in accordance with this Section 2(a), the option shall not become exercisable other than in accordance with the provisions of Section 2(b) and 2(c) hereof.

               (b) Exercisability. Upon the occurrence of the IPO, the option shall become exercisable in accordance with the following schedule:


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                      390.5 shares upon the expiration of the
                      underwriters' lock-up period following the IPO (the "Lock-Up Period");

                      390.5 shares on December 31, 2001, or if later, upon expiration of the Lock-Up Period;

                      390.5 shares on December 31, 2002;

                      390.5 shares on December 31, 2003;

               Each of the foregoing dates shall hereinafter be referred to as an "Exercisability Date".

               (c) Change of Control Acceleration. Notwithstanding any provision to the contrary, the option shall become fully vested and exercisable on the date on which HWH Capital Partners, L.P. and its affiliates (collectively, "HWP") have disposed of 75% or more of its ownership position.

               (d) Expiration of Option. The option shall terminate and cease to be exercisable on December 31, 2009.

2. Section 4 of the Agreement is amended to read in its entirety as follows:


        "Section 4.   Termination of Employment

              (a) Exercisability. If a grantee's employment with the Company terminates for any reason, other than by reason of the grantee's death or disability, the Exercisability Dates under Section 2(b) shall be of no further force or effect and the then-vested and non-exercisable portion of the option shall instead become exercisable at a rate of 25% for four years following the expiration of such grantee's "Hiatus Lock-Up Period", beginning on the first anniversary of the expiration of such period, and ending on the fourth anniversary of such period; provided, however, that the option shall become fully exercisable by December 1, 2009. Upon termination of a grantee's employment by reason of death or disability, the provisions of this Section 4(a) shall be inapplicable, and such grantee's option shall continue to become exercisable in accordance with the provisions of Section 2(b).

               For purposes of this Section 4(a), "Hiatus Lock-Up Period" shall mean, in the case of an employee terminating employment more than one year after the IPO, the two-year period immediately following his termination, and, in the case of an employee


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terminating employment within one year after the IPO, the three-year period immediately following his termination.

               (b) Right of Discharge Reserved. Nothing in the Plan or this Stock Option Agreement shall confer upon the grantee or any other person the right to continue in the employment of the Company or any of its subsidiaries or affect any right which the Company or any of its subsidiaries may have to terminate the employment of the grantee or any other person."

                                        AMN HEALTHCARE SERVICES, INC.

                                       /s/ Steven C. Francis
                                       -----------------------------------------
                                       By:  Steven C. Francis, President & CEO



                                       SUSAN NOWAKOWSKI



                                       /s/ Susan Nowakowski
                                       -----------------------------------------
                                       By: